Exhibit 99

Capstone Turbine Reports Preliminary Third Quarter Fiscal 2017 Financial Results

Cash Usage Decreased 56% on a 35% Increase in Revenue from the Prior Quarter

Total Gross Margin Declined on a One-Time Non-Cash Warranty Reserve

Third Quarter Fiscal 2017 Financial Results Webcast to Be Held February 9, 2017 at 1:45 PM PT, 4:45 PM ET

CHATSWORTH, Calif., Jan. 30, 2017 (GLOBE NEWSWIRE) -- In an effort to increase investor transparency, Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST), the world's leading clean technology manufacturer of microturbine energy systems, announced its preliminary third quarter financial results indicating that cash usage decreased 56% on a 35% increase in revenue from the prior quarter.

In addition, the Company stated that net product orders increased and inventory levels decreased relative to the prior quarter and that the Company set a new record for Factory Protection Plan (FPP) service contract backlog. The Company also reported that the gross margin was negatively impacted during the quarter as the Company recorded a one-time non-cash warranty reserve based on its decision in the third quarter to retrofit proactively select fielded non-Signature Series C200 microturbines in order to improve performance, reliability and customer satisfaction. The proactive retrofit has the potential to decrease future warranty and FPP expense significantly.

Darren Jamison, President and Chief Executive Officer of Capstone Turbine, said, “Overall, I am very happy with our preliminary third quarter results as business improved in almost every focus area. I am particularly happy with our 56% lower cash burn on 35% higher revenue as cash and revenue are my primary focus in today’s market conditions.”

Cash usage, excluding net proceeds from equity issuances, decreased 56% in the third quarter compared to the prior quarter. Cash and cash equivalents increased $3.3 million to $19.4 million as of December 31, 2016, compared to cash and cash equivalents of $16.1 million at the end of the prior quarter. Each of these balances includes $5 million of restricted cash related to our Wells Fargo credit facility and the net proceeds from equity issuances.

“We continue our focus on decreasing our cash burn by looking at areas where we can reduce expenses, increase inventory turns and improve our cash cycle. We have made tremendous strides in this area as business expenses are down dramatically over last year, but we must continue to lean out our business operations in order to achieve the lowest EBITDA breakeven point possible without compromising customer satisfaction,” said Mr. Jamison.

The Company reported total revenue of approximately $20 million for the third quarter of fiscal 2017. This represents a 35% improvement compared with total revenue of $15.0 million for the second quarter of fiscal 2017. Inventories dropped an estimated $2.5 million quarter over quarter as the Company reduced on-hand finished goods inventory and increased total inventory turns.

The Company booked net product orders of approximately $11 million during the third quarter, for a 0.9:1 book-to-bill ratio, compared with $8.9 million of net product orders booked during the prior quarter for a 1.1:1 book-to-bill ratio.

“We remain focused on diversifying our customer base and geographic presence while increasing our revenue from the CHP/energy efficiency markets as our oil and gas business continues to rebound gradually,” added Mr. Jamison.

The Company reported that the FPP service contract backlog continued to grow during the quarter and achieved record levels of approximately $77 million, while service revenue for the quarter was approximately $4 million with an estimated gross margin of 35%.

“While the size of the installed microturbine fleet expands worldwide, we continue to focus on growing our FPP service contract business because this FPP growth trajectory is one of the keys to achieving profitability and reducing our cash usage with its high margin recurring revenue. Capstone’s FPP service contract backlog has grown approximately 19% over the last 12 months despite lower product sales as our energy efficiency customers are entering into service agreements at a higher rate than our oil and gas end users,” stated Mr. Jamison.

In accordance with general accepted accounting principles, the Company recorded a one-time non-cash warranty reserve for the estimated future retrofit costs, as it is considered a contingent liability. This one-time non-cash warranty charge increased the warranty reserve by approximately $3 million at the end of the third quarter. The impact of this one-time warranty charge during the third quarter, along with timing of inventory adjustments and the closeout of certain purchasing agreements, is expected to result in a reduction of the total gross margin from approximately 5% in the prior quarter to approximately negative 20% in the third quarter.

“Our newly designed Signature Series product employs more durable components that can be retrofitted into older vintage C200 microturbines in the field, thus improving customer satisfaction and lowering future warranty and potentially decreasing FPP expense by as much as $5 million. Proactively upgrading vintage C200 microturbines with new Signature Series generator components in certain high-stress applications that are under warranty or covered by our FPP is a win-win proposition for Capstone because it not only improves product performance and increases customer satisfaction, but will also lower and/or avoid future Capstone repair costs,” said Mr. Jamison.

“As a team, we remain firmly focused on shortening our path to profitability by lowering our expenses, growing our product and service revenue, diversifying our business, launching new products, creating new partnerships and managing our balance sheet,” added Mr. Jamison.

Conference Call and Webcast

The company will host a live webcast February 9, 2017, at 1:45 PM Pacific Time (4:45 PM Eastern Time) to provide the results of the third quarter fiscal 2017 ended December 31, 2016. The company will discuss its financial results and will provide an update on its business activities. At the end of the conference call, Capstone will host a question-and-answer session to provide an opportunity for financial analysts to ask questions. Investors and interested individuals are invited to listen to the webcast by logging on to the company's investor relation’s webpage at www.capstoneturbine.com. A replay of the webcast will be available on the website for 30 days.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems and was the first to market commercially viable microturbine energy products. Capstone has shipped approximately 9,000 Capstone Microturbine systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2015 and ISO 14001:2015 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the United States, Latin America, Europe, Middle East and Asia.

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about our third quarter financial results for fiscal 2017, which are preliminary and subject to adjustment in the ongoing review and audit procedures by Capstone’s external auditors, the impact of the retrofitting of non-Signature Series C200 microturbines on warranty and FPP expense and on total gross margin, achieving profitability, and growing our service business. Forward-looking statements may be identified by words such as "expects," “objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

"Capstone" and "Capstone Microturbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CONTACT:

Capstone Turbine Corporation
Investor and investment media inquiries:
818-407-3628
ir@capstoneturbine.com